FieldPoint Petroleum Announces Earnings Conference Call

AUSTIN, TX – (PRNEWSWIRE) – May 12, 2014 - FieldPoint Petroleum Corporation (NYSE/MKT:FPP) today announced that it will release First Quarter 2014 Earnings on Wednesday, May 14, 2014 by filing Form 10-Q with the SEC, and will conduct an earnings conference call after the market closes.  With the earnings release, the Company will also provide updates on drilling activities.

The conference call will take place at 4:15 Eastern Time on Wednesday, May 14, 2014

You are invited to join the call by following these instructions:

Toll Free Number:  1-800-434-1335

Direct Dial Number: 1-404-920-6442

Conference Code: 683117#

You may listen to a recording of the call by following these instructions:

Toll Free Number: 1-800-977-8002

Direct Dial Number: 1-404-920-6650

Conference Code: * then 683117# (note: you must dial * before entering the numbers)

Recording will be available for 3 days after the call

About FieldPoint Petroleum Corp.    www.fppcorp.com

FieldPoint Petroleum Corporation is engaged in oil and natural gas exploration, production and acquisition, primarily in Louisiana, New Mexico, Oklahoma, Texas and Wyoming.

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such projections or statement reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and that actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ from those projected, such as decreases in oil and gas prices and unexpected decreases in oil and gas production is included in the company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov).

Contact: Phillip Roberson, President/CFO (512) 579-3563 or proberson@fppcorp.com

   Or Roger Bryant, Executive Chairman (214) 215-9130

   Corporate Headquarters:  609 Castle Ridge Rd, Ste 335, Austin, TX 78746